UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2005

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a material definitive agreement

On April 19, 2005, LookSmart, Ltd. entered into an employment offer letter with Charles Thiess providing for Mr. Thiess to be appointed Senior Vice President, Business Development, of the Company, starting on April 25, 2005. Mr. Thiess’s employment is subject to the terms and conditions set forth in the offer letter, a copy of which is filed herewith as Exhibit 99.1 and the full text of which is incorporated herein by reference.

On April 19, 2005, LookSmart, Ltd. entered into an employment letter with Michael Grubb providing for Mr. Grubb to be promoted to Chief Technical Officer and Senior Vice President of the Company, effective April 25, 2005. Mr. Grubb’s employment is subject to the terms and conditions set forth in the letter, a copy of which is filed herewith as Exhibit 99.2 and the full text of which is incorporated herein by reference.

Item 9.01 – Financial statements and exhibits

(c) Exhibits.

99.1	Employment offer letter between the Company and Mr. Thiess, dated April 19, 2005.

99.2	Employment letter between the Company and Mr. Grubb, dated April 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

April 25, 2005	/s/ William B. Lonergan
Date	William B. Lonergan, Chief Financial Officer